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                                                                      EXHIBIT 12

                    KABELMEDIA HOLDING GMBH AND SUBSIDIARIES

              STATEMENT OF DEFICIENCY OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                       HISTORICAL
                                                      ---------------------------------------------
                                                                                       THREE MONTHS
                                                                                          ENDED
                                                       1993       1994       1995       MARCH 31,
                                                      -------    -------    -------    ------------
                                                        DM         DM         DM            DM
Loss before income taxes...........................    (1,501)    (6,116)   (36,528)      (11,267)
Minority interest..................................        --         --       (118)          (27)
Extraordinary item.................................        --         --     (2,670)           --
Add fixed charges..................................     1,055      3,860     25,343         8,601
                                                      -------    -------    -------    ------------
Total earnings.....................................      (446)    (2,256)   (13,973)       (2,693)
                                                      =======    =======    =======    ==========
Fixed charges:
Total interest expense including capitalized
  interest.........................................     1,055      3,544     24,828         8,418
Amortization of loan financing fees................        --        316        515           183
                                                      -------    -------    -------    ------------
Total fixed charges................................     1,055      3,860     25,343         8,601
                                                      =======    =======    =======    ==========
Deficiency of earnings to fixed charges............    (1,501)    (6,116)   (39,316)      (11,294)
                                                      =======    =======    =======    ==========

                                                                       PRO FORMA
                                          --------------------------------------------------------------------
                                                                                           THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31, 1995               MARCH 31, 1996
                                          --------------------------------------------    --------------------
                                                                     FOR THE RECENT         FOR THE INFOSAT
                                             FOR THE RECENT        ACQUISITIONS, THE        ACQUISITION, THE
                                           ACQUISITIONS, THE        SHAREHOLDER DEBT        SHAREHOLDER DEBT
                                            SHAREHOLDER DEBT        CONVERSION, THE         CONVERSION, THE
                                           CONVERSION AND THE       OFFERING AND THE        OFFERING AND THE
                                                OFFERING          PENDING ACQUISITIONS    PENDING ACQUISITIONS
                                          --------------------    --------------------    --------------------
                                                   DM                      DM                      DM
Loss before income taxes...............          (35,038)                (40,583)                (10,343)
Minority interest......................             (113)                   (113)                    (27)
Extraordinary item.....................           (2,670)                 (2,670)                     --
Add fixed charges......................           25,645                  28,871                   7,072
                                              ----------              ----------              ----------
Total earnings.........................          (12,176)                (14,495)                 (3,298)
                                          ===============         ===============         ===============
Fixed charges:
Total interest expense including
  capitalized interest.................           24,227                  27,453                   6,718
Amortization of loan financing fees....            1,418                   1,418                     354
                                              ----------              ----------              ----------
Total fixed charges....................           25,645                  28,871                   7,072
                                          ===============         ===============         ===============
Deficiency of earnings to fixed
  charges..............................          (37,821)                (43,366)                (10,370)
                                          ===============         ===============         ===============